UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 15, 2006
QLOGIC CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware (State of Incorporation)	0-23298 (Commission File Number)	33-0537669 (IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California (Address of Principal Executive Offices)	92656 (Zip Code)
Registrant’s telephone number, including area code: (949) 389-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1

Item 1.01 Entry Into a Material Definitive Agreement.
     On February 15, 2006, the Registrant, PS Merger Sub, Inc., a wholly owned subsidiary of the Company (“Merger Sub”), PathScale, Inc. (“PathScale”), and a representative of the holders of capital stock of PathScale entered into a Merger Agreement (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into PathScale, with PathScale as the surviving corporation (the “Merger”). As a result of the Merger, PathScale will become a wholly owned subsidiary of the Company.
     Pursuant to the terms of the Merger Agreement, the Registrant has agreed to pay approximately $109 million in cash and assume the outstanding unvested stock options of PathScale. The acquisition is expected to close in April 2006 following the satisfaction of customary closing conditions.
     Each of PathScale and the Registrant has made customary representations and warranties and covenants in the Merger Agreement. In addition, pursuant to the terms of the Merger Agreement, each party has agreed to indemnify the other for an agreed upon period following the Merger for damages arising from, among other things, such party’s breach of its representations, warranties or covenants under the Merger Agreement, subject to limitation in accordance with agreed upon threshold amounts and caps on indemnifiable damages.
     In connection with the Merger, the parties will also enter into several ancillary and related agreements including an escrow agreement whereby $15,000,000 of the approximately $109,000,000 to be paid by the Registrant will be placed in escrow as a fund for payment of indemnification claims made by the Registrant under the Merger Agreement.
     A copy of the Merger Agreement is attached as Exhibit 2.1 hereto, and is incorporated herein by reference. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Registrant. The Merger Agreement contains representations and warranties that the parties to the Merger Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures.
Item 7.01 Regulation FD Disclosure.
     The Registrant held a conference call open to the public on Wednesday, February 15, 2006, to discuss the transaction with PathScale described above. A transcript of that conference call is furnished herewith as Exhibit 99.1.

     The conference call script and certain comments made by representatives of the Registrant on such conference call may contain certain forward-looking statements related to the Registrant’s businesses that are based on the Registrant’s current expectations. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied in the forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. The Registrant’s written policy on forward-looking statements can be found in Item 7 of its most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.
     The information contained in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be incorporated by reference into any filings of the Registrant under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing. The information in this Item 7.01 and in the accompanying Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
          2.1 Merger Agreement, dated as of February 15, 2006, by and among QLogic Corporation, PS Merger Sub, Inc., PathScale, Inc., and a representative of the holders of capital stock of PathScale, Inc.
All schedules and exhibits to the above Exhibit have been omitted in accordance with 17 CFR §229.601(b)(2). The registrant agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.
          99.1 Transcript* of the Registrant’s February 15, 2006 conference call.
*       This exhibit is being furnished pursuant to Item 9.01, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION
February 17, 2006	/s/ Anthony J. Massetti
Anthony J. Massetti
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Merger Agreement, dated as of February 15, 2006, by and among QLogic Corporation, PS Merger Sub, Inc., PathScale, Inc., and a representative of the holders of capital stock of PathScale, Inc.

All schedules and exhibits to the above Exhibit have been omitted in accordance with 17 CFR §229.601(b)(2). The registrant agrees to furnish supplementally a copy of all omitted schedules and exhibits to the Securities and Exchange Commission upon its request.

99.1	Transcript* of the Registrant’s February 15, 2006 conference call.

*	This exhibit is being furnished pursuant to Item 9.01, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.